UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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PSS WORLD MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

July 25, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of PSS World Medical, Inc., which will be held at 10:00 a.m., local time, on Thursday, August 24, 2006, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The principal business of the meeting will be to: (i) elect two directors to Class I of the Company’s Board of Directors, to serve for three-year terms expiring in 2009, (ii) vote on a proposal to approve the PSS World Medical, Inc. 2006 Incentive Plan, and (iii) transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you expect to be present at the meeting, please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

David A. Smith President and Chief Executive Officer

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 24, 2006

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of PSS World Medical, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m., local time, on Thursday, August 24, 2006, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to Class I of the Company’s Board of Directors, to serve for three-year terms expiring in 2009;

2.	To vote on a proposal to approve the PSS World Medical, Inc. 2006 Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 16, 2006 as the record date for the purpose of determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any and all adjournments and postponements thereof.

By Order of the Board of Directors,

David A. Smith President and Chief Executive Officer

Jacksonville, Florida

July 25, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, BECAUSE YOUR PROXY IS REVOCABLE AT YOUR OPTION. PLEASE REFER TO THE VOTING INSTRUCTIONS INCLUDED ON YOUR PROXY CARD OR THE VOTING INSTRUCTIONS FORWARDED BY YOUR BANK, BROKER, OR OTHER HOLDER OF RECORD.

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

PROXY STATEMENT

Date, Time, and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of PSS World Medical, Inc., a Florida corporation (the “Company”), for use at its 2006 Annual Meeting of Shareholders to be held on Thursday, August 24, 2006, at 10:00 a.m., local time, or at any postponements or adjournments thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The Company’s mailing address and the location of its principal executive offices is 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The date of the mailing of this Proxy Statement and accompanying proxy card is on or about July 25, 2006.

Voting and Revocation of Proxies

All shareholders may vote by written proxy card or in person at the Annual Meeting. If the accompanying proxy card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote: (i) FOR approval of the Board’s nominees, (ii) FOR approval of the PSS World Medical, Inc. 2006 Incentive Plan, and (iii) if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Corporate Secretary a revoking instrument or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to vote at the Annual Meeting if you decide to attend in person. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests, but attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy. Furthermore, if you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other shareholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the Annual Meeting. Instead, to be able to vote in person at the Annual Meeting, you must obtain from the shareholder of record a proxy in your name and present it at the meeting.

Record Date and Outstanding Common Stock

Shareholders of record at the close of business on June 16, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 67,794,935 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), were issued and outstanding and held by approximately 3,800 shareholders of record and approximately 21,400 beneficial holders.

Quorum, Abstentions, and Broker Non-Votes

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall (i) determine the number of shares of Common Stock represented at the meeting; (ii) determine the existence of a quorum and the validity and effect of proxies; (iii) receive, count, and tabulate ballots and votes; and (iv) determine the results thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding at the close of business on June 16, 2006, will constitute a quorum.

Abstentions and “broker non-votes” will be considered as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum, but will not be counted as votes cast for or against any given matter. A “broker non-vote” occurs when proxies are received from brokers or nominees who have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which brokers or nominees do not have discretionary power to vote.

Voting of Shares and Votes Required

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting, and approval of the PSS World Medical, Inc. 2006 Incentive Plan will require that the number of votes cast at the Annual Meeting in favor of the plan exceed the number of votes cast against the plan. Because abstentions and broker non-votes are not considered to be “votes cast,” they will have no legal effect on the voting for the election of directors or with respect to the vote on the 2006 Incentive Plan.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors who are elected in three classes: two Class I members, three Class II members, and three Class III members. Members of each class hold office for three-year terms and the terms of the classes are staggered so that the term of one class terminates each year. Each member of the Board of Directors holds office for the term in which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office, or death.

Class I Directors.    The terms of the Class I directors, T. O’Neal Douglas and Clark A. Johnson, expire at the Annual Meeting of Shareholders or when their successors have been duly elected and qualified. Messrs. Douglas and Johnson have been nominated for reelection at the Annual Meeting by the Board of Directors to serve as Class I directors, at the recommendation of the Corporate Governance Committee, and have informed the Company that they will serve, if elected.

Class II Directors.    The terms of the Class II directors, Melvin L. Hecktman, Delores P. Kesler, and David A. Smith, expire at the 2007 Annual Meeting of Shareholders or when their successors have been duly elected and qualified.

Class III Directors.    The terms of the Class III directors, Charles E. Adair, Stephen H. Rogers, and Alvin R. Carpenter, expire at the 2008 Annual Meeting of Shareholders or when their successors have been duly elected and qualified.

Nominees for Election as Directors for Terms Expiring at the 2009 Annual Meeting

At the Annual Meeting, the term of the Class I Directors, Messrs. Douglas and Johnson will expire. In accordance with the unanimous recommendation of the Corporate Governance Committee, the Board of Directors has nominated Messrs. Douglas and Johnson to stand for reelection as Class I Directors at the Annual Meeting. As of the date of this Proxy Statement, each nominee has consented to serve if elected and, the Board of Directors is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy card, unless otherwise specified, will be voted “FOR” the election of Messrs. Douglas and Johnson as directors. If Messrs. Douglas or Johnson become unavailable, which is not currently anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors instead reduces the number of directors comprising the Board of Directors.

T. O’Neal Douglas has served on the Board of Directors of the Company since October 2000 and previously served on the Board of Directors from July 1993 to September 1999. From 1994 to 2000, Mr. Douglas served as Chairman of the Board of American Heritage Life Insurance Co. (“AHL Insurance”) and its holding company, American Heritage Life Investment Corporation (“AHL Investment”). He also served as Chief Executive Officer of AHL Insurance and AHL Investment from 1990 to 2000, President of AHL Investment from 1990 to 1996, and President of AHL Insurance from 1986 to 1994. In addition, Mr. Douglas served as a director of Barnett Bank of Jacksonville, N.A from 1986 to 1997 and as a director of NationsBank, N.A. until 1998.

Clark A. Johnson has served on the Board of Directors of the Company since September 1999 and has served as Chairman of the Board since October 2000. From August 1988 to June 1998, Mr. Johnson served as Chairman of the Board and Chief Executive Officer of Pier 1 Imports, Inc. (NYSE:PIR, “Pier 1”), a specialty retailer of imported decorative home furnishings, gifts, and related items. Prior to these positions, Mr. Johnson served as President of Pier 1 from May 1985 to August 1988. Mr. Johnson previously served on the board of directors of Albertsons, Inc. (NYSE:ABS-P). Currently, Mr. Johnson serves on the board of directors of the Gavel Group, a privately held organization of Retired Federal Judges who counsel corporations on corporate governance.

Mr. Johnson also serves on the board of directors of REFAC Optical Group (AMEX:REF), a provider of managed vision and professional eye care products and services; Metromedia International Group Inc. (Other OTC:MTRM.PK), a communications and media holding company; Neurologix Inc. (OTC BB:NRGX.OB), a biotechnology company; World Factory, Inc., an international sourcing and product development company specializing in outdoor living and hardware products; and Brain Twist Inc., a specialty drink development company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF T. O’NEAL DOUGLAS AND CLARK A. JOHNSON AS DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS.

Class II Directors Whose Terms Expire at the 2007 Annual Meeting

Melvin L. Hecktman has served on the Board of Directors of the Company since March 1998. From May 1993 through March 1998, Mr. Hecktman served on the Board of Directors of Gulf South Medical Supply, Inc., a distributor of medical supplies to the long-term care industry that was acquired by the Company in March 1998. Since 1993, Mr. Hecktman has served as President of Hecktman Management, an investment management and consulting firm, and as a partner of Commonwealth Capital Partners, a merchant-banking group. Mr. Hecktman was associated with United Stationers, Inc.(NasdaqGS:USTR), a wholesaler of general business products, as an employee or director for 33 years and served as Vice Chairman from 1989 through August 1993.

Delores P. Kesler has served on the Board of Directors of the Company since July 1993. Ms. Kesler has been Chairman and Chief Executive Officer of Adium LLC, a capital investment company, since 1997. Ms. Kesler is also a founder of Accustaff, Inc. (now MPS Group, Inc.), a consulting and staffing company, and served as its Chairman and Chief Executive Officer from 1978 until 1997. In 1997, Ms. Kesler founded the Kesler Mentoring Connection, a comprehensive resource center for mentoring organizations. Ms. Kesler currently serves on the audit committee of the board of directors of The St. Joe Company (NYSE:JOE), a real estate operating company. Ms. Kesler also currently serves on the board of directors of Horatio Alger Association of Distinguished Americans, Inc., University of North Florida Foundation, and the Northeast Florida Hospice Foundation.

David A. Smith was appointed Chief Executive Officer in January 2002 and has served on the Board of Directors of the Company since July 1993. Mr. Smith became President of the Company in October 2000 and served as the Chief Financial Officer from April 1992 until January 2002. Additionally, Mr. Smith also served as an Executive Vice President of the Company from April 1996 to October 2000 and as a Vice President of the Company from April 1992 to April 1996. Prior to serving as Vice President and Chief Financial Officer, Mr. Smith served the Company as a Regional Manager, General Manager, Sales Manager, and Operations Manager from July 1987 to June 1993. Prior to joining the Company, Mr. Smith worked in public accounting from 1983 to 1987. Mr. Smith serves as a member of the executive board of the Health Industry Distributors Association, a non-profit organization that addresses the needs of the health care industry. Mr. Smith was a certified public accountant and holds a Bachelor of Science degree in Accounting from the University of North Florida.

Class III Directors Whose Terms Expire at the 2008 Annual Meeting

Charles E. Adair has served on the Board of Directors of the Company since August 2002. Mr. Adair has been a partner of Cordova Ventures, a venture capital fund management company, since 1993, where he serves as a manager of venture capital funds. From 1973 to 1992, Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 until 1992. Mr. Adair also serves on the board of directors of Performance Food Group Company (NasdaqGS:PFGS), a food distributor; Tech Data Corporation (NasdaqGS:TECD), a distributor of computers, peripherals, and software; and Torchmark Corporation (NYSE:TMK), a financial services holding company specializing in life and supplemental health insurance; as well as privately held companies associated with Cordova Ventures’ capital fund investments. Mr. Adair is a certified public accountant and holds a Bachelor of Science degree in Accounting from the University of Alabama.

Alvin R. Carpenter has served on the Board of Directors of the Company since March 2005. Mr. Carpenter retired from CSX Corporation (“CSX”) as Vice Chairman, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter also serves on the board of directors of Florida Rock Industries, Inc. (NYSE:FRK), Regency Centers Corporation (NYSE:REG), and Stein Mart, Inc (NasdaqGS:SMRT). Mr. Carpenter holds a Bachelor of Science degree in Political Science from the University of Cincinnati.

Stephen H. Rogers has served on the Board of Directors of the Company since August 2004. Mr. Rogers is a retired partner of Arthur Andersen LLP (“Andersen”), where he served as the managing partner of the Atlanta office and the southeastern region. Throughout his career with Andersen, Mr. Rogers had extensive experience serving large and complex public companies. Mr. Rogers was a member of the Board of Partners of Andersen Worldwide S.C. from September 2000 to August 2002, as well as Chairman of the Strategy and Investment Committee. Mr. Rogers continues to be employed by Andersen in an executive oversight role. In May 2005, Mr. Rogers joined Callaway Partners, an accounting professional services firm, as Chairman and Managing Partner. Mr. Rogers is a certified public accountant and holds a Bachelor of Science degree in Accounting from Indiana University.

Director Independence

The Board of Directors has approved a set of director independence criteria for evaluating the independence of the Company’s directors. The director independence criteria are consistent with those adopted as part of the Nasdaq Stock Market, Inc. (“Nasdaq”) corporate governance listing standards (the “Nasdaq Listing Standards”) for independent directors and, in the case of audit committee members, the Securities and Exchange Commission’s (“SEC”) standards for independent audit committee members. The Board has affirmatively determined that each director, other than Mr. Smith (the Company’s President and Chief Executive Officer), is independent under those criteria. Therefore, seven of the eight directors of the Company (or 87.5%) are independent. An independent director serves as the chairperson of each committee of the Board of Directors.

To promote open discussion among independent directors, the independent members of the Board of Directors, as defined by the Nasdaq Listing Standards, meet in an executive session at least twice a year in conjunction with regularly scheduled meetings of the Board of Directors. Interested parties, including shareholders, may communicate with directors through the process described in this Proxy Statement under the heading “Shareholder Communications With the Board of Directors.”

Board of Directors Meetings

During fiscal year 2006, the Board of Directors held five meetings and each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served.

The Board of Directors encourages all members of the Board of Directors to attend each Annual Meeting of Shareholders of the Company, particularly those directors who are up for election at any such meeting. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All directors attended the 2005 Annual Meeting of Shareholders in person; however, Mr. Johnson participated in the Annual Meeting by electronic conferencing.

Committees of the Board of Directors

Standing committees of the Board include an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Strategic Planning Committee. The Audit, Compensation, and Corporate Governance Committees include only independent directors. The Board’s committees perform the following functions:

Executive Committee.    This Committee is authorized to act with the full authority and in place of the Board of Directors at such times as members of the Executive Committee deem necessary and appropriate. The members of the Executive Committee are Messrs. Johnson and Smith and Ms. Kesler, with Mr. Johnson acting as Chairman. The Executive Committee did not hold any meetings during fiscal year 2006.

Audit Committee.    This Committee reports to the Board of Directors regarding the appointment of the independent registered public accounting firm, the scope and results of annual audits and quarterly reviews, compliance with accounting and financial policies, and management’s procedures and policies relative to the adequacy of, and management’s assessment of, internal control over financial reporting. The Audit Committee also prepares the Report of the Audit Committee, which is included in this Proxy Statement. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The members of the Audit Committee are Messrs. Adair, Hecktman, and Rogers, with Mr. Adair serving as Chairman. The Board of Directors has determined that Mr. Adair is an audit committee financial expert under the rules of the SEC and that each member of the Audit Committee is financially literate within the meaning of the Nasdaq Listing Standards. The Board of Directors also has determined that all members of the Audit Committee are independent for purposes of the applicable SEC rules and the Nasdaq Listing Standards. During fiscal year 2006, the Audit Committee held twelve meetings.

Compensation Committee.    This Committee reviews salary and bonus compensation for certain executive officers under their purview and makes appropriate recommendations to the Board of Directors with respect thereto. In addition, it makes recommendations to the Board of Directors concerning certain employee benefit plan matters, including the granting of equity based compensation to officers and employees. The members of the Compensation Committee are Messrs. Douglas and Johnson and Ms. Kesler, with Ms. Kesler serving as Chairman. The Board of Directors has determined that all members of the Compensation Committee are independent for purposes of the Nasdaq Listing Standards. During fiscal year 2006, the Compensation Committee held five meetings.

Corporate Governance Committee.    The Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles applicable to the Company, identifying and recommending to the Board nominees for election to the Board, recommending Board committee structures and functions, assisting with self-evaluations conducted by the Board of Directors and its committees, and conducting annual performance evaluations of the Corporate Governance Committee itself. The Corporate Governance Committee operates under a written charter that is available on the Company’s website at www.pssworldmedical.com. The members of the Corporate Governance Committee are Messrs. Johnson, Carpenter, and Hecktman, with Mr. Hecktman serving as Chairman. The Board of Directors has determined that all members of the Corporate Governance Committee are independent for purposes of the Nasdaq Listing Standards. During fiscal year 2006, the Corporate Governance Committee held three meetings.

The Corporate Governance Committee evaluates candidates for the Board of Directors by reviewing their biographical information and qualifications. If the Corporate Governance Committee determines that a candidate is qualified to serve on the Board of Directors, such candidate is interviewed by at least one member of the Corporate Governance Committee and the Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the Company nominate the candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Corporate Governance Committee is considering as a potential nominee for reelection, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company, in addition to such person’s biographical information and qualifications.

The Corporate Governance Committee recommends nominees for election to the Board of Directors based on a number of qualifications, including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to matters of the Board of Directors, and a commitment to represent the long-term interests of the Company’s shareholders. The Corporate Governance Committee identifies potential candidates for the Board of Directors through a variety of business contacts, including current executive officers and directors, community leaders, and shareholders as a source for potential candidates for the Board of Directors. The Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for the Board of Directors.

The Corporate Governance Committee seeks to ensure that the composition of the Board of Directors at all times adheres to the independence requirements of the Nasdaq Listing Standards and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. For information on how shareholders can make recommendations to the Board of Directors, please see “Shareholder Recommendations to the Corporate Governance Committee” below.

Strategic Planning Committee.    The Strategic Planning Committee is responsible for reviewing, and monitoring the strategic planning process and goals of the Company. The members of the Strategic Planning Committee are Ms. Kesler and Messrs. Carpenter, Douglas, and Rogers, with Mr. Carpenter serving as Chairman. During fiscal year 2006, the Strategic Planning Committee held two meetings.

Shareholder Recommendations to the Corporate Governance Committee

The Corporate Governance Committee will consider written recommendations from shareholders for nominees to the Board of Directors. A shareholder who wishes to recommend a person to the Committee for nomination should submit a written notice by mail to the Corporate Governance Committee at PSS World Medical, Inc., Attention: Mary Jennings, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Such a written recommendation must be received not less than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting. Such a recommendation to the Committee should include (i) the candidate’s name, age, business addresses, and other contact information; (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the Proxy Statement pursuant to Regulation 14A of the SEC; (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the Proxy Statement as a nominee and to serve as a director if elected; and (iv) the name and address of the shareholder(s) of record making such a recommendation. The Corporate Governance Committee did not receive any shareholder recommendations for nominee in connection with this Annual Meeting.

Shareholder Communications with the Board of Directors

The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to the Company at PSS World Medical, Inc., Attention: Mr. Clark Johnson, Chairman of the Board of Directors, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. All written communications received in such manner from shareholders of the Company shall be forwarded promptly to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded promptly to all members of the Board of Directors.

Director Compensation

Pursuant to the Company’s 2004 Non-Employee Directors Compensation Plan, non-employee directors receive an annual retainer of $80,000. Non-employee directors may elect to receive their annual retainer in cash or in fully vested shares of Common Stock, and may elect to defer 0% to 100% of their annual retainer under the Directors’ Deferred Compensation Plan or by conversion to deferred stock units. In addition, the Company’s Chairman of the Board of Directors and Chairman of the Audit Committee receive a supplemental annual retainer of $100,000 and $10,000, respectively, for their duties as Chairman. The supplemental annual retainers are paid in cash, or may be deferred under the Directors’ Deferred Compensation Plan. Directors who are employees of the Company are not compensated for service on the Board of Directors or any of its committees. Non-employee directors also receive a grant of 3,000 shares of restricted stock on the date of each annual meeting at which they are elected to serve as directors. Restrictions on the restricted stock lapse upon the expiration of the director’s then-current term in office, or earlier upon the director’s termination of service as a director by reason of death, disability, or retirement, or upon a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, Messrs. Douglas and Johnson and Ms. Kesler served on the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of the Company. No executive officer or director of the Company serves on the board of directors or compensation committee (or equivalent committee) of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

MANAGEMENT

Directors and Executive Officers

The directors, nominees for directors, and executive officers of the Company are as follows:

Name	Age	Position
David A. Smith(1)	46	President, Chief Executive Officer, Secretary, and Director
David M. Bronson	53	Executive Vice President and Chief Financial Officer
John F. Sasen, Sr.	64	Executive Vice President and Chief Marketing Officer
Gary A. Corless	41	Executive Vice President and Chief Operating Officer
Kevin P. English	37	Senior Vice President of Finance
Jeffrey H. Anthony	45	Senior Vice President of Corporate Development
Bradley J. Hilton	35	Senior Vice President of Operations
Mary M. Jennings	52	Vice President of Tax and Chief Compliance Officer
David D. Klarner	36	Vice President and Treasurer
David H. Ramsey	36	Vice President and Chief Information Officer
Robert C. Weiner	43	Vice President of Investor Relations
Charles E. Adair(2)	58	Director
Alvin R. Carpenter(4),(5)	64	Director
T. O’Neal Douglas(3), (5)	70	Director
Melvin L. Hecktman(2), (4)	66	Director
Clark A. Johnson(1), (3), (4)	75	Chairman of the Board of Directors
Delores P. Kesler(1), (3), (5)	65	Director
Stephen H. Rogers(2),(5)	57	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Member of the Strategic Planning Committee.

For information pertaining to the experience and background of David A. Smith, Charles E. Adair, Alvin R. Carpenter, T. O’Neal Douglas, Melvin L. Hecktman, Clark A. Johnson, Delores P. Kesler and Stephen H. Rogers, see “PROPOSAL ONE-ELECTION OF DIRECTORS.”

David M. Bronson was appointed Senior Vice President and Chief Financial Officer in January 2002, and Executive Vice President and Chief Financial Officer in April 2003. Mr. Bronson has over 25 years of healthcare industry experience, having spent more than ten years focused exclusively on healthcare distribution as a senior financial officer. From 1995 to 1999, he was Senior Vice President of Finance and Chief Financial Officer of VWR Scientific Products (“VWR”), a distributor of laboratory supplies and equipment that was later acquired by MerckKGaA (“Merk”) in 1999. After completing the sale of VWR to Merck, Mr. Bronson joined Digineer, Inc., a privately-held service provider of technology-based clinical solutions, as Senior Vice President and Chief Financial Officer from 1999 to 2001. Earlier in his career, Mr. Bronson held senior financial roles with Baxter Healthcare, Inc. from 1980 to 1995, including Vice President of Finance and Business Development for Baxter Scientific Products from 1992 to 1995 and Vice President and Controller of Baxter Diagnostics Dade Division from 1988 to 1992. Mr. Bronson holds a Masters in Management from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree in Accounting from California State University at Fullerton.

John F. Sasen, Sr. has served as Executive Vice President and Chief Marketing Officer of the Company since April 1998. Mr. Sasen served on the Board of Directors of the Company from July 1993 to April 1998 and as President and Chief Operating Officer of the Company from August 1995 to April 1998. Mr. Sasen served as the

Chief Operating Officer of the Company from December 1993 to March 1997 and served as Executive Vice President from August 1993 to August 1995. Prior to joining the Company in 1993, Mr. Sasen was Vice President of Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company (“Becton Dickinson”), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was employed by Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director and chairman of the corporate governance committee of Heska Corporation, a manufacturer of companion animal products serving the veterinarian practice. Mr. Sasen is currently involved with Health Industry Distributors Associations (“HIDA”), a non-profit organization that addresses the needs of the healthcare industry, serving as Chairman of the HIDA Educational Foundation and as a member of the executive board of HIDA.

Gary A. Corless was appointed Executive Vice President and Chief Operating Officer of PSS World Medical, Inc. in August 2005. From May 2002 to August 2005, he served as President of the Physician Business, Physician Sales & Service, and Executive Vice President of PSS World Medical, Inc. From April 1999 to May 2002, Mr. Corless served as President of Gulf South Medical Supply, Inc. From April 1998 to April 1999, Mr. Corless served as Senior Vice President, Eastern Region of Diagnostic Imaging, Inc. (“DI”), a former subsidiary of the Company. Prior to that position, he served the Physician Business as the Vice President, Southern Region from April 1997 to April 1998. From 1996 to 1997, Mr. Corless served the Physician Business as a regional Vice President of Sales and Operations, and from 1990 to 1996 he held various leadership positions with the Company. Mr. Corless holds a Bachelor of Science degree in Finance from Florida State University.

Jeffrey H. Anthony has served as Senior Vice President of Corporate Development since April 2000. He is responsible for all human resource and employee development-related functions, including payroll, benefits, leadership development, business and resource planning, retirement services, and the Company’s Center for Career Development. Prior to this position, Mr. Anthony served the Company as Senior Vice President of Distribution from April 1999 to April 2000 and as the Senior Vice President of the Eastern and Mid-America Region from April 1998 to April 1999. Mr. Anthony also served as the Company’s Chief Information Officer from April 1996 to April 1998 and as Pacific Regional Manager from April 1995 to April 1996. Mr. Anthony holds a Bachelor of Science degree in Organizational Communication from University of South Alabama.

Kevin P. English has served as Senior Vice President of Finance since April 2004. Prior to this position, Mr. English served as Vice President of Finance from October 1999 to March 2004. From November 1998 to October 1999, he served as the Chief Financial Officer for Diagnostic Imaging, Inc. (“DI”), a former subsidiary of the Company that was divested in November 2002, and he served as DI’s Controller from April 1997 to October 1998. Before joining DI, Mr. English served as Operations Leader for the Physician Business’ Atlanta distribution center from October 1996 to March 1997. Prior to joining the Company, Mr. English was employed by Deloitte & Touche LLP, as a Senior Audit Accountant from 1992 to 1996. Mr. English holds a Bachelor of Science degree in Accounting from University of Florida and is a certified public accountant.

Bradley J. Hilton has served as Senior Vice President of Operations for PSS World Medical, Inc. since April 2003. From June 2000 to April 2003, Mr. Hilton served as the Vice President of Operations for the Physician Sales & Service division. From April 1998 to June 2000, he served as the Vice President of Operations at Gulf South Medical Supply, Inc. His role at Gulf South Medical Supply, Inc. and the Physician Sales & Service division was primarily focused on rebuilding the operations infrastructure to drive improved financial performance and overall service. Prior to these roles, Mr. Hilton served as an Operations Leader at three branches for the Physician Sales & Service division from 1995 to 1998 after joining the Company as a result of an acquisition. Mr. Hilton holds a Bachelor of Business Administration degree in Business Management from Texas A&M University.

Mary M. Jennings joined PSS World Medical, Inc. in 1997 and has served as Vice President of Tax and Chief Compliance Officer since October 2000. Ms. Jennings’ focus on Ethics saw the development of a Corporate Compliance Program, which included the creation of a Code of Ethics introduced company-wide in May 2001.

Prior to October 2000, she served as Vice President of State and Local Tax, and as Sales Tax Reporting and Compliance Manager. Ms. Jennings’ background includes more than 15 years experience as a corporate tax and risk management professional. Before joining the Company, Ms. Jennings spent six years with Barnett Banks, Inc. as a Sales Tax Manager. Ms. Jennings received a Bachelor’s degree from Clemson University.

David D. Klarner has served as Vice President and Treasurer for PSS World Medical, Inc. since March 2002. Mr. Klarner focuses on banking and credit relationships, risk management, and insurance. From October 1999 to March 2002, he served as Vice President of Treasury and Financial Reporting and also Director of Financial Reporting from January 1998 to October 1999. Prior to joining the Company, Mr. Klarner was employed by Arthur Andersen LLP, as a Senior Audit Accountant from 1993 to 1997. He holds a Masters of Accountancy and a Bachelor of Science degree in Accounting from University of Florida and is a certified public accountant.

David H. Ramsey was appointed Vice President and Chief Information Officer in May 1998. Mr. Ramsey has over 13 years of information technology experience in both the consulting and healthcare distribution industries. He has led the organization through a seven-year investment in technology and business process re-engineering. Mr. Ramsey has been with PSS World Medical, Inc. for ten years. Prior to his appointment as Chief Information Officer, Mr. Ramsey held various project management roles in the financial systems areas of PSS World Medical, Inc. Mr. Ramsey holds a Bachelor of Science from Montana State University.

Robert C. Weiner has served as Vice President, Investor Relations for PSS World Medical, Inc. since November 2001. Prior to joining PSS World Medical, Inc., Mr. Weiner was Executive Vice President, Investor Relations for Capital Communications Group, Inc., a corporate communications agency, from January 1999 through November 2001. He also has headed investor relations and corporate communications for two publicly traded companies with interests in the consumer products, restaurant and leisure industries. Additionally, he represented more than 40 public companies in a variety of industries as investor relations counsel while working with agencies including Morgen-Walke Associates, Inc. and Capital Communications Group, Inc. Previous to his work in investor relations, Mr. Weiner was a portfolio manager for JCW Investments, Inc., a boutique money manager with over $500 million in assets under management, and earlier worked with BDS Securities and Paine Webber. Mr. Weiner holds a Bachelor of Business Administration from Lynchburg College.

Executive officers of the Company are elected annually and serve at the discretion of the Board of Directors. There are no family relationships between or among any of the Company’s directors or executive officers, except that John F. Sasen, Sr., Executive Vice President and Chief Marketing Officer, is the father-in-law of David H. Ramsey, Vice President and Chief Information Officer.

Compensation of Executive Officers

The following table sets forth information with respect to compensation awarded to, earned by, or paid during the last three fiscal years to the Company’s Chief Executive Officer and its next four most highly compensated executive officers, all of whom were serving as executive officers as of March 31, 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

						Long-term Compensation			All Other Compensation ($)(4)
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation		Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)(3)
David A. Smith	2006	650,000	650,000	58,664	(5)	274,930	—	—	380,863
President, Chief Executive	2005	600,000	540,000	50,991	(5)	164,145	—	954,000	205,314
Officer and Secretary	2004	555,000	499,500	—		—	110,940	—	187,846

David M. Bronson	2006	327,364	225,349	3,212		72,350	—	—	200,007
Executive Vice President and	2005	311,220	256,757	—		63,805	—	448,875	121,957
Chief Financial Officer	2004	299,250	246,881	—		—	40,345	—	92,196

John F. Sasen, Sr.	2006	326,180	224,249	13,380		45,581	—	—	210,642
Executive Vice President and	2005	326,180	269,099	—		45,592	—	491,400	127,533
Chief Marketing Officer	2004	321,360	265,122	—		—	31,137	—	125,849

Gary A. Corless	2006	351,951	261,324	836		72,350	—	—	211,408
Executive Vice President and	2005	324,460	358,099	—		63,805	—	513,000	109,842
Chief Operating Officer	2004	309,000	289,512	—		—	75,900	—	78,602

Kevin P. English	2006	218,889	123,125	269		45,581	—	—	57,946
Senior Vice President of	2005	210,470	142,067	—		36,469	—	282,150	30,530
Finance	2004	198,550	119,130	—		—	22,283	—	21,687

(1)	For fiscal years 2004, 2005, and 2006, amounts represent performance-based bonuses paid in connection with annual incentive targets approved by the Board of Directors and its Compensation Committee. Any amounts deferred at the election of the executive are included in the reported amounts.

(2)	Represents the fair market value of awards of restricted stock, based upon the closing price of the Common Stock on the date of grant. Dividends are paid on these shares if and when dividends are paid on Common Stock. The restricted stock awards granted to executive officers during fiscal year 2005 vest one-third per year beginning on the first anniversary date of grant. The restricted stock awards granted to executive officers during fiscal year 2006 are either fully vested three years from the anniversary date of grant or vest one-third per year beginning on the first anniversary date of grant. As of March 31, 2006, the aggregate number and value (based on the March 31, 2006 closing price of $19.29) of restricted stock held by the Named Executive Officers were as follows: Mr. Smith, 34,312 shares valued at $661,878; Mr. Bronson, 10,952 shares valued at $211,264; Mr. Sasen, 7,403 shares valued at $142,804; Mr. Corless, 10,952 shares valued at $211,264; and Mr. English, 6,552 shares valued at $126,388.

(3)	During fiscal year 2003, the Compensation Committee of the Board of Directors approved a cash-based performance award program under the 1999 Long-Term Incentive Plan (Amended and Restated as of July 25, 2001), known as the Shareholder Value Plan (“SVP”). The SVP provided an incentive to executives to enhance shareholder value through the achievement of earnings per share goals outlined in the Company’s three-year strategic plan. The first performance period under the SVP was the 30-month period from October 1, 2002 to March 31, 2005.

The amounts earned under the SVP during fiscal year 2005 were based on target awards expressed as a percentage of three times base salary (40% in the case of Mr. Smith; 38% in the case of Mr. Corless; 35% in the case of Messrs. Bronson and Sasen; and 33% in the case of Mr. English). Participants earned 150% of their target award, based on achievement of cumulative earnings per share targets, as approved by the Board of Directors, over the 30-month performance period.

(4)	Amounts shown in this column include the following amounts for fiscal year 2006: (i) for Mr. Smith, $95,680 for premiums paid under a split-dollar life insurance policy, $1,250 for Company match under the 401(k) plan, and $283,933 for Company match under a deferred compensation plan; (ii) for Mr. Bronson, $43,808 for premiums under a split-dollar life insurance policy, $1,250 for Company match under the 401(k) plan, and $154,949 for Company match under a deferred compensation plan; (iii) for Mr. Sasen, $46,390 for premiums paid under a split-dollar life insurance policy, $1,250 for Company match under the 401(k) plan, and $163,002 for Company match under a deferred compensation plan; (iv) for Mr. Corless, $26,850 for premiums paid under a split-dollar life insurance policy, $1,250 for Company match under the 401(k) plan, and $183,308 for Company match under a deferred compensation plan; and (v) for Mr. English, $8,463 for premiums paid under a split-dollar life insurance policy, $1,250 for Company match under the 401(k) plan, and $48,233 for Company match under a deferred compensation plan.

(5)	Amount for fiscal year 2006 includes $19,440 for an automobile allowance and $20,103 for club dues. Amount for fiscal year 2005 includes $18,720 for an automobile allowance and $8,537 for club dues.

Aggregated Option Exercises and Option Values in Last Fiscal Year

The following table sets forth information regarding (a) the number of shares of Common Stock received upon exercise of options by the Named Executive Officers during fiscal year 2006, (b) the net value realized upon such exercise, (c) the number of unexercised options held at March 31, 2006 and (d) the aggregate dollar value of unexercised options held at March 31, 2006.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at March 31, 2006		Value of Unexercised In-the-Money Options at March 31, 2006($)
Name			Exercisable (3)	Unexercisable	Exercisable (2)	Unexercisable
David A. Smith	454,515	3,832,889	282,456	—	2,686,099	—
David M. Bronson	—	—	150,759	—	1,653,345	—
John F. Sasen, Sr.	70,824	318,342	244,567	—	2,540,120	—
Gary A. Corless	10,000	112,336	228,951	—	2,471,087	—
Kevin P. English	15,000	149,929	73,485	—	756,723	—

(1)	Represents the excess of the fair market value of the shares at the time of exercise over the exercise price.

(2)	Represents the closing price of the Common Stock on March 31, 2006 ($19.29) less the exercise price of the options, multiplied by the total number of options.

(3)

On June 7, 2004, the Compensation Committee of the Board of Directors approved an amendment to all outstanding stock options granted to employees. This amendment accelerated the vesting of all unvested stock options outstanding as of April 1, 2005, which was prior to the effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”). The Company took this action to reduce compensation expense in future periods in light of SFAS 123(R), which was effective for the Company on April 1, 2006. Under SFAS 123(R), the Company estimated that a compensation charge of approximately $2.8 million, net of tax, would have been recorded in future periods if the vesting of the stock options was not accelerated. As a result of the acceleration, the Company recognized a contingent compensation expense equal to the difference between the fair market value of the Common Stock on the modification date and the option exercise price for the estimated number of options that, absent the acceleration, would have expired unexercisable as a result of the termination of the holders’

employment prior to the original vesting dates of the options. As of March 31, 2006, the maximum stock-based compensation expense would be approximately $1.5 million if all holders benefited from this amendment with respect to outstanding options. Since June 7, 2004, the date the options were modified, the Company has estimated and recognized compensation expense of approximately $0.2 million based on its historical option forfeiture rate. This liability may be adjusted in future periods based on actual experience and changes in management assumptions.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table sets forth information regarding possible future payouts to the Named Executive Officers under the Company’s 2006 Shareholder Value Plan, a cash-based performance award program under the Company’s 1999 Long-Term Incentive Plan.

	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non- Stock Price-Based Plans (1)
Name		Threshold ($)	Target ($)	Maximum ($)
David A. Smith	4/2/05 – 3/28/08	$495,000	$990,000	$1,485,000
David M. Bronson	4/2/05 – 3/28/08	$233,415	$466,830	$700,245
John F. Sasen, Sr.	4/2/05 – 3/28/08	$171,245	$342,489	$513,734
Gary A. Corless	4/2/05 – 3/28/08	$243,345	$486,690	$730,035
Kevin P. English	4/2/05 – 3/28/08	$119,968	$239,936	$359,904

(1)	Payouts under the 2006 Shareholder Value Plan are based on achievement of financial performance goals outlined in the Company’s three-year strategic plan. The amount of future payouts is based on target awards expressed as a percentage of base salary (55% of three times base salary in the case of Mr. Smith; 50% of three times base salary in the case of Messrs. Bronson and Corless; 38% of three times base salary in the case of Mr. English, and 35% of three times base salary in the case of Mr. Sasen). Participants have the opportunity to earn from 50% to 150% of their target award, based on planned cumulative earnings per share, as approved by the Compensation Committee, over a 36-month performance period beginning on April 2, 2005 and ending on March 28, 2008. The threshold cumulative earnings per share must be achieved prior to any payments being made under this Plan. The Threshold, Target, and Maximum Future Payouts represent 50%, 100% and 150%, respectively, of each Named Executive Officer’s target award.

Equity Compensation Plan Information

The Company maintains several stock incentive plans for the benefit of employees, officers, and directors. The following table summarizes the potential dilution that could occur from past and future equity grants for all plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,433,000	$10.84	569,000	(2)
Equity compensation plan not approved by security holders(1)	552,000	$7.79	197,000	(3)

Total	3,985,000	$10.42	766,000

(1)	The 1999 Broad-Based Employee Stock Plan is the only equity compensation plan that is not approved by shareholders. Under this plan, 2,600,000 shares of Common Stock were originally reserved for issuance to employees and consultants. The Compensation Committee of the Board of Directors has discretion to make grants under this plan in the form of nonqualified stock options, restricted stock, or unrestricted stock awards. The exercise price of options granted shall be at least the fair market value of the Common Stock on the date of grant. Unless otherwise specified by the Compensation Committee, options become fully vested and exercisable three years from the date of grant. Restricted stock awards, which generally vest over a three-year period, may not be sold or transferred until the completion of such periods of service or achievement of such conditions as specified by the Compensation Committee. Upon a change in control of the Company, all stock awards shall become fully vested and exercisable, and all restrictions on restricted stock awards shall lapse.

(2)	All of these shares are available for issuance pursuant to awards of restricted stock, unrestricted stock, or performance awards.

(3)	All of these shares are available for issuance pursuant to awards of restricted stock or unrestricted stock. The plan provides that no more than 33% of the total shares authorized under the plan may be granted as awards of restricted stock or unrestricted stock.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

The Company has entered into employment agreements with the Named Executive Officers that include the terms described below.

Term.    The Named Executive Officers’ employment agreements are for initial terms of three years, in the case of Messrs. Smith, Bronson, Sasen, and Corless, and two years, in the case of Mr. English. Thereafter, each agreement automatically extends by one year on each anniversary of the effective date, unless either party elects not to extend. The employment agreements currently extend to the following dates: January 1, 2007 for Mr. Smith, April 1, 2007 for Messrs. Bronson, Sasen, and English; and August 15, 2008 for Mr. Corless. Upon a change in control of the Company, as defined in the employment agreements, the term will automatically extend through the later of (i) the third anniversary (in the case of Messrs. Smith, Sasen, Corless, and Bronson) or the second anniversary (in the case of Mr. English) date of the change in control or (ii) the normal expiration of the then-current term.

Salary and Benefits.    Under the terms of current employment agreements, each Named Executive Officer is entitled to a minimum annual salary and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to employees or other senior executives of the Company. The annual salaries of the Named Executive Officers during the fiscal year ending March 31, 2006 were as follows: Mr. Smith—$650,000; Mr. Bronson—$327,364, Mr. Sasen—$326,180; Mr. Corless—$351,951; and Mr. English—$218,889.

Termination.    The employment agreements may be terminated at any time by the Company with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If a Named Executive Officer is terminated without cause or resigns for good reason, he will be entitled to (i) unpaid base salary and accrued benefits through the termination date, plus (ii) a severance amount equal to two times his base salary and target annual bonus, in the case of Mr. Smith, or one times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or one times his base salary, in the case of Mr. Sasen, or three-fourths times his base salary and target annual bonus, in the case of Mr. English. The Company will also provide the executive with (i) welfare benefit plan coverage following such termination for two years, in the case of Mr. Smith, or one year, in the case of Messrs. Sasen, Corless and Bronson, or nine months, in the case of Mr. English, and (ii) reimbursement for outplacement services up to $60,000 in the case of Mr. Smith, $30,000, in the case of Messrs. Sasen, Corless and Bronson, or $15,000, in the case of Mr. English. In the event that such termination follows or is in connection with a change of control, in lieu of the benefits described above, the Company will pay the executive (i) his accrued salary and benefits through the date of termination; (ii) a pro rata payment of his annual bonus for the year of termination; (iii) a severance amount equal to three times his base salary and target annual bonus, in the case of Mr. Smith, or two times his base salary and target annual bonus, in the case of Messrs. Sasen, Corless and Bronson, or 1.5 times his base salary and target annual bonus, in the case of Mr. English; (iv) welfare benefit plan coverage for a period of three years, in the case of Mr. Smith, or two years, in the case of Messrs. Sasen, Corless and Bronson, or eighteen months, in the case of Mr. English; and (v) the outplacement service reimbursement described above.

If any of the Named Executive Officers is terminated for cause or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, and, in the case of Mr. Sasen, continuation of welfare benefit plan coverage for a period of 30 days and a lump sum severance payment equal to 30 days’ salary. If an executive officer’s employment is terminated by reason of his disability or retirement, he will be entitled under his employment agreement to his accrued salary and benefits and any disability or retirement benefits that may apply. If an executive officer’s employment is terminated by reason of his death, his estate will be entitled to accrued salary and benefits and any death benefits that may apply, and in the case of Mr. Sasen, a lump sum payment equal to two months base salary.

Each of the employment agreements provides that the executive officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants.    Each executive officer has agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 18 months following the termination of his employment or the earlier occurrence of a change of control of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of at least three outside directors of the Board who are not employees or former employees of the Company. The Committee is responsible for the approval and oversight of the compensation program for the Company’s executive officers, and periodically engages independent compensation consultants to aid the Committee in its review of the compensation program. The Compensation Committee held five meetings during fiscal year 2006.

This report addresses the Company’s compensation policies for the executive officers and its basis for determining the compensation of the Company’s Chief Executive Officer for the past fiscal year.

Compensation Strategy.    The Compensation Committee has reviewed the Company’s compensation strategy and retained the services of an independent compensation consultant from Frederic W. Cook & Co., Inc. to assist in their review of the Company’s compensation program during fiscal year 2006. The goals of the executive compensation program are to:

•	enable the Company to attract and retain high-quality executives by providing total compensation opportunities and a compensation mix which are at or above the relevant employment market levels, but with modest fixed costs and leveraged incentive opportunities; and

•	motivate executives to act in the best interests of shareholders by providing substantial incentive opportunities to be earned through performance on direct or indirect measures of long-term shareholder value creation.

The principal components of the executive compensation program consist of base salary, annual incentives, and long-term incentives in the form of annual restricted stock grants and periodic long-term cash-denominated awards under the Shareholder Value Plan, which is discussed below. The Company also provides special benefits to executives in the form of employment agreements, split-dollar life insurance policies, nonqualified deferred compensation contributions presented elsewhere in this Proxy Statement, and perquisites in the form of automobile allowances, club membership dues, medical physicals, and tax preparation services. Targeted compensation levels are stated below and are followed by a more detailed discussion of each of the three compensation elements:

•	the base salary policy reflects median levels for companies of comparable revenue size;

•	the annual incentive award opportunities are targeted at median levels and associated with earnings growth goals, where actual awards are determined based upon how performance compares to such goals; and

•	the long-term incentive award opportunities reflect earnings growth and contributions to shareholder value over the long-term period.

Base Salary.    The Compensation Committee reviewed and approved the salaries of the Company’s executive officers for fiscal year 2006, taking into consideration the following:

•	experience and background;

•	record of achievement in their area of responsibility;

•	the growth in the Company’s revenue and earnings per share; and

•	the likelihood of continued successful leadership of the Company.

Annual Incentive Awards.    With respect to annual incentive compensation, the Committee has maintained the existing incentive amounts for target awards as a percentage of salary (i.e., 80% for the chief executive officer position and a range of 35%-55% for the other executive officer positions, with threshold and maximum payout opportunities at 50 and 150 of target award opportunities, respectively). For purposes of funding annual incentives, the profit target was established at the beginning of fiscal year 2006 based on a business plan reviewed and approved by the Board of Directors and an annual incentive compensation plan approved by the Compensation Committee.

While the Chief Executive Officer’s and Chief Financial Officer’s annual incentive compensation is based solely upon achieving an earnings per share target, annual incentive compensation for the other executive officers is based upon the combination of achieving an earnings per share target and their assessed individual contributions to the Company’s success. Bonus amounts listed in the Summary Compensation Table for the Named Executive Officers were paid based upon the results achieved during fiscal years 2006, 2005, and 2004.

Long-Term Incentive Awards.    Long-term incentive awards consist of annual restricted stock grants and periodic long-term, cash-denominated awards under the Shareholder Value Plan. Restricted stock awards are considered annually based on grant guidelines calibrated to a budgeted overall compensation cost and either vest pro rata annually over a 3-year period following the date of grant or 100% 3-years following the date of grant.

On June 1, 2005, the Committee approved the 2006 Shareholder Value Plan (“2006 SVP”) in which the performance period is the 36-month period from April 2, 2005 to March 28, 2008. Target awards under the 2006 SVP are expressed as a percentage (ranging from 15% to 55% times three) of base salary in effect at the inception of the performance period for the top five officer levels and performance goals are based on planned cumulative earnings per share (“Target EPS”), as approved by the Committee. The Target EPS includes the after-tax effect of the compensation costs related to the 2006 SVP. The Company expects the target pay-out to be approximately $7.4 million, which will be accrued over the 36-month period as performance goals are achieved. The Compensation Committee may establish different target awards for future performance periods.

Senior Management Stock Ownership Guidelines.    PSS World Medical, Inc. believes that members of its senior management team should demonstrate alignment with the Company’s long range strategic plans and shareholders whenever possible. Accordingly, the Company believes that the appropriate guidelines for senior management stock ownership be at least 1x annual base salary with the Chief Operating Officer and the Chief Financial Officer at least 2x base annual salary, and at least 3x annual base salary for the Chief Executive Officer. Currently, all senior management are shareholders and should endeavor to accomplish these guidelines in the next 3 to 5 years. In addition, the Company encourages executive officers and all employees to consider further equity holdings at their discretion.

Compensation of Chief Executive Officer.    Consistent with the Compensation Committee’s general compensation philosophy for the Company’s executive officers, the Compensation Committee seeks to achieve two objectives: (i) to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company’s performance and stock price appreciation.

Mr. Smith’s base salary established on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, the Compensation Committee set Mr. Smith’s base salary at $650,000 for the fiscal year ending March 31, 2006. Mr. Smith is also eligible to participate in an annual bonus program and a long-term incentive award program, known as the 2006 SVP. Under the annual bonus program, Mr. Smith can receive a target award equal to 80% of his base salary (“Target Award”) based upon achieving an earnings per share target (“Target EPS”) approved by the Compensation Committee. Under this program, Mr. Smith must achieve threshold performance of 90% of the Target EPS to qualify for any performance bonus and is capped upon achieving maximum performance of 110% Target EPS. Accordingly, Mr. Smith’s annual bonus is adjusted if actual Earnings Per Share is within the threshold to maximum performance range by reducing the Target Award by 50% at the threshold Earnings Per Share level and increasing the Target Award by 50% at the maximum Earnings Per Share level. These adjustments are made on a linear basis for actual performance within the threshold to maximum Earnings Per Share range. Based on actual fiscal year 2006 earnings per share results, the Compensation Committee awarded Mr. Smith a year-end bonus of $650,000. Under the 2006 SVP, which was approved by the Compensation Committee in June 2005, Mr. Smith can earn from 50% to 150% of a target award (55% of base salary times three), based on planned cumulative earnings per share over the period from April 2, 2005 to March 28, 2008.

In recognition of Mr. Smith’s extensive service to the Company, and in an effort to maximize shareholder value by directly linking Mr. Smith’s compensation to the achievement of a higher stock price for the Company’s Common Stock, Mr. Smith was granted 19,000 shares of restricted stock during fiscal year 2006 issued under an executive deferred compensation plan at a grant date fair value price of $14.47 per share. In order to ensure the continued retention of Mr. Smith, the Company has entered into an employment agreement with him, which contains a compensation package that reflects the Compensation Committee’s compensation philosophy and policy, as described above. See “Employment Contracts, Termination of Employment, and Change in Control Arrangements.”

Other Considerations.    The Omnibus Budget Reconciliation Act of 1993 (OBRA) disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” under Internal Revenue Code Section 162(m). The 1999 Long-Term Incentive Plan (Amended and Restated as of July 25, 2001) permits the grant of stock options and other awards that are fully deductible under Code Section 162(m). In addition, the PSS World Medical, Inc. 2006 Incentive Plan being submitted to shareholders for approval at the Annual Meeting under Proposal 2 of this Proxy Statement will permit the grant of stock options and other awards that are fully deductible under Code Section 162(m). It is the Committee’s intent to preserve the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. The only named executive officer who received compensation in excess of $1,000,000 during fiscal year 2006 was Mr. Smith.

The foregoing report has been submitted by each of the members of the Compensation Committee of the Board of Directors:

Delores P. Kesler, Chairman

T. O’Neal Douglas

Clark A. Johnson

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Committee oversees these processes and appoints the accountants to serve as the Company’s independent registered public accounting firm for the coming year. In addition, Audit Committee pre-approval is required for all audit and non-audit related services to be performed by the Company’s independent registered public accounting firm. The Audit Committee consists solely of independent directors, as that term is defined in Securities and Exchange Commission rules and the Nasdaq Listing Standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is included in this Proxy Statement as Exhibit A.

The Company’s management has primary responsibility for the Company’s financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in SEC Rule 13a-15(e)), establishing and maintaining internal control over financial reporting (as defined in SEC Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures, evaluating the effectiveness of internal control over financial reporting and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held twelve meetings during the fiscal year ended March 31, 2006. The Audit Committee discussed with its internal auditors and KPMG LLP, the Company’s independent registered public accounting firm, the overall scope and plan for their respective audits. The Audit Committee separately met with the internal auditors and KPMG LLP, with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC, as well as the reports of KPMG LLP, included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting. The Company acquired Southern Anesthesia & Surgical, Inc. during fiscal year 2006, and management excluded it from its assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2006.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee had discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Audit Committee also reviewed with KPMG LLP their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, Communication with Audit

Committees, and PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. The Audit Committee has received from KPMG LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (“ISBS 1”) (i) a written disclosure, indicating all relationships, if any, between KPMG LLP and its related entities and the Company and its related entities which, in KPMG LLP’s professional judgment, reasonably may be thought to bear on the their independence and (ii) a letter from KPMG LLP confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP its independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by ISBS 1. The Audit Committee also considered whether the provision of services during the fiscal year ended March 31, 2006 by KPMG LLP that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim financial statements was compatible with maintaining KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC. The Audit Committee also retained KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2007.

The foregoing report has been submitted by each of the members of the Audit Committee of the Board of Directors:

Charles E. Adair, Chairman

Melvin L. Hecktman

Stephen H. Rogers

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s Common Stock to the Nasdaq National Market Composite index and a line-of-business index of selected peer companies assuming $100 was invested and all dividends, if any, were reinvested. The graph covers the period from March 30, 2001 to March 31, 2006. The Company did not pay dividends during the period covered by this graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Date	PSS World Medical, Inc.	Peer Group	Nasdaq Stock Market (U.S.)
03/30/2001	100.00	100.00	100.00
03/29/2002	219.30	122.68	103.30
03/28/2003	149.26	75.99	76.98
04/02/2004	257.12	100.31	113.28
04/01/2005	274.35	99.95	113.71
03/31/2006	431.66	127.71	134.68

(1)	The Peer Group consists of AmerisourceBergen Corp., Baxter International Inc., Cardinal Health, Inc., Graham-Field Health Products Inc., McKesson Corporation., Owens and Minor, Inc., Patterson Companies, Inc., and Henry Schein, Inc.

The Report of the Compensation Committee, the Report of the Audit Committee, and the Performance Graph do not constitute “soliciting material” and shall not be deemed “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these portions of this report by reference in any of those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2006, the Company did not have any material relationships or transactions with directors, officers, or immediate family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common Stock as of June 16, 2006 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each nominee for director of the Company; (iv) each Named Executive Officer named in the Summary Compensation Table; and (v) all directors and executive officers as a group. Unless otherwise indicated, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or convertible within 60 days of June 16, 2006 are deemed outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number and percentage ownership of Commons Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent(3)
Beneficial Owners of more than 5%:
Waddell & Reed Investment Management Company	4,772,100	(5)	7.0%

Executive Officers and Directors:
David A. Smith	563,025		*
David M. Bronson	193,061		*
John F. Sasen, Sr.	385,742		*
Gary A. Corless	261,383		*
Kevin P. English	87,178		*
Charles E. Adair	61,250		*
Alvin R. Carpenter	11,138	(4)	*
T. O’Neal Douglas	160,656		*
Melvin L. Hecktman	224,817		*
Clark A. Johnson	224,852		*
Delores P. Kesler	244,653		*
Stephen H. Rogers	10,267		*
All Executive Officers and Directors as a group (18 persons)	2,777,604		4.1%

*	Beneficial ownership is less than 1% of the Company’s outstanding Common Stock.

(1)	Unless otherwise noted, the address of the following beneficial owners is 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

(2)	Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of June 16, 2006 as follows: Mr. Smith, 282,456 shares; Mr. Bronson, 150,759 shares; Mr. Sasen, 219,567 shares; Mr. Corless, 228,951 shares; Mr. English, 73,485 shares; Mr. Adair 39,320 shares; Mr. Hecktman, 180,717 shares; Mr. Johnson, 64,030 shares; Ms. Kesler, 182,351 shares, and all executive officers and directors as a group, 1,711,209 shares.

(3)	The percentage of beneficial ownership is based on shares of Common Stock outstanding as of June 16, 2006.

(4)	Includes 7,138 deferred stock units that each represent a right to receive one share of Common Stock on the earlier of (i) a future date selected by the director, or (ii) a termination of service as a director for any reason.

(5)	The business address of Waddell & Reed Investment Management Company is 6300 Lamar Avenue Overland Park, KS 66202. The number of shares reported was derived from a Schedule 13G for the period ending March 31, 2006 executed by Waddell & Reed Investment Management Company.

PROPOSAL TWO—APPROVAL OF THE PSS WORLD MEDICAL, INC. 2006 INCENTIVE PLAN

On June 7, 2006, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the PSS World Medical, Inc. 2006 Incentive Plan (the “2006 Plan”). The 2006 Plan will become effective as of the date it is approved by the shareholders.

The Company currently maintains the 1999 Long-Term Incentive Plan (the “1999 Plan”) and the 1999 Broad-Based Employee Stock Plan (the “Broad-Based Plan”). As of June 16, 2006, there were approximately 185,473 shares of the Company’s Common Stock reserved and available for future awards under the 1999 Plan and 197,873 shares under the Broad-Based Plan. If the shareholders approve the 2006 Plan, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2006 Plan and the Company will not grant any additional awards under the 1999 Plan or the Broad-Based Plan.

As of June 16, 2006, there were approximately 3,250 employees, officers, directors and consultants eligible to participate in the 2006 Plan.

A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is attached to this Proxy Statement as Exhibit B.

Summary of the 2006 Plan

Purpose.    The purpose of the 2006 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.    The 2006 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share the Common Stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted or deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are payable in cash or stock (as specified in the award certificate) upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such full-value award;

•	performance-based cash awards; and

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

Shares Available for Awards.    Subject to adjustment as provided in the 2006 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2006 Plan is 2,000,000, plus the number of shares of Common Stock that would have remained available for future awards under the 1999 Plan and the Broad-Based Plan (the “Prior Plans”) (approximately 383,350), plus a number of additional shares underlying outstanding awards granted under the Prior Plans that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Limitations on Individual Awards.    The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the 2006 Plan to any one person during any 12-month period is 600,000. The maximum number of shares of Common Stock that may be granted under the 2006 Plan in the form of full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the 2006 Plan to any one person during any 12-month period is 300,000. The aggregate dollar value of any cash-based award that may be paid to any one participant during any 12-month period under the 2006 Plan is $4,000,000.

Minimum Vesting Requirements.    Any full-value award granted under the 2006 Plan to an employee, officer or consultant (except for awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer) will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

Administration.    The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2006 Plan; and make all other decisions and determinations that may be required under the 2006 Plan. The full Board of Directors may at any time administer the 2006 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2006 Plan.

Performance Goals.    All options and stock appreciation rights granted under the 2006 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2006 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue;

•	Sales;

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

•	Net income (before or after taxes, operating income or other income measures);

•	Cash (cash flow, cash generation or other cash measures);

•	Stock price or performance;

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•	Economic value added;

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share;

•	Improvements in capital structure;

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•	Business expansion or consolidation (acquisitions and divestitures);

•	Internal rate of return or increase in net present value;

•	Working capital targets relating to inventory and/or accounts receivable;

•	Safety standards;

•	Productivity measures;

•	Cost reduction measures; and

•	Strategic plan development and implementation.

The Compensation Committee must establish such goals at the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

Limitations on Transfer; Beneficiaries.    No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.    Unless otherwise provided in an award certificate or any special plan document governing an award:

•	if a participant’s service terminates by reason of death, disability or retirement (i) all of such participant’s outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on the participant’s outstanding awards will lapse, and (iii) the target payout opportunities attainable under all of such participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination;

•	upon a change in control: (i) all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to participants within thirty (30) days following the date of the change in control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the change in control.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments.    In the event of a stock-split, a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the Common Stock is to a lesser number of shares, the share authorization and annual grant limits under the 2006 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization and annual grant limits under the 2006 Plan will be adjusted proportionately, and the Compensation Committee may adjust the 2006 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment.    The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2006 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2006 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing.    As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2006 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2006 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.     The 2006 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2006 Plan and do not have a deferral feature, are generally exempt from the application of Code Section 409A. Stock units and performance units generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Named Executive Officers and Others

As of June 16, 2006, no awards had been granted under the 2006 Incentive Plan. Awards will be made at the discretion of the Compensation Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2006 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2006, and the Board of Directors has reappointed KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending March 30, 2007. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The aggregate fees billed for professional services by KPMG LLP during fiscal years 2006 and 2005 for various services were as follows.

(dollars in thousands)	2006	2005
Audit fees(1)	$1,204	$1,434
Audit related fees(2)	35	35
Tax service fees(3)	41	68
All other fees	—	—

Total	$1,280	$1,537

(1)	Audit fees paid to KPMG LLP by the Company were principally for services rendered for the audit of the consolidated financial statements, audits of management’s assessment of the effectiveness of internal control over financial reporting and effectiveness of internal control over financial reporting, the reviews of the Company’s quarterly financial statements, and consultations on matters reflected in the consolidated financial statements, consents to, and reviews of, SEC filings.

(2)	Audit related fees paid to KPMG LLP by the Company were principally for services rendered for the audit of the Company’s benefit plan.

(3)	Tax Services fees paid to KPMG LLP by the Company were principally for services rendered for all tax services other than those included in “audit” and “audit related” fees, including tax compliance, tax planning and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.    The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is subject to a specific budgeted amount. Management is required to seek pre-approval of services that will exceed the budget for services that are not detailed in an existing pre-approval policy. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain services between regularly scheduled meetings of the Audit Committee. Management is required to report quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. During fiscal year 2006, all services were pre-approved by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal pursuant to Rule 14a-8 of the Exchange Act that a shareholder may desire to have included in the Company’s proxy materials for presentation at the 2007 Annual Meeting of Shareholders must be received by the Company at its executive offices on or prior to March 28, 2007. Proposals should be directed to the attention of the Secretary of the Company, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

Shareholders intending to present business at the Company’s 2007 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s Bylaws. To bring business before an annual meeting, the Company’s Bylaws require, among other things, that the shareholder submit written notice thereof complying with the Bylaws to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than April 26, 2007 and no later than May 26, 2007. If the notice is received before April 26, 2007 or after May 26, 2007, it will be considered untimely and the shareholder will not be entitled to present the proposal at the 2007 Annual Meeting.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, directors, officers or other employees of the Company may solicit proxies personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during fiscal year 2006, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that Mr. Adair, Mr. Carpenter, Mr. Hecktman, Ms. Kesler, and Mr. Rogers each reported one late transaction on a Form 4 that should have been reported earlier on a Form 4.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Robert Weiner, Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (which is not part of the Company’s proxy soliciting material) is being mailed to the Company’s shareholders with this Proxy Statement.

Corporate Governance Information

The following corporate governance materials are available in the Investor Relations section of the Company’s website at www.pssworldmedical.com. You may access these materials by clicking on the Corporate Governance link within the Financial Information section:

•	Code of Ethics

•	Corporate Governance Committee Charter

If any material provisions of the Code of Ethics are waived for the chief executive officer or senior financial officers, or if any substantive changes are made to the Code of Ethics as they relate to any director or executive officer, a disclosure of that fact will be on the Company’s website within five business days.

Multiple Shareholders Sharing One Address

In some instances, the Company may deliver to multiple shareholders sharing a common address only one copy of this Proxy Statement and one copy of the Company’s Annual Report for the fiscal year ended March 31, 2006.

If requested by phone or in writing, the Company will promptly provide a separate copy of the Proxy Statement or the Annual Report, or both, to a shareholder sharing an address with another shareholder. Requests by phone should be made to Robert Weiner at (904) 332-3000, and requests in writing should be sent to the attention of Robert Weiner, Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the address above.

Other Business

The Board of Directors does not presently intend to bring any other matters before this Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before this Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before this Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Exhibit A

PSS WORLD MEDICAL, INC.

Charter of the Audit Committee of the Board of Directors

I. Scope of Responsibilities and Activities	The Audit Committee seeks to instill in the Corporation a commitment to quality financial reporting, sound business risk practices and ethical behavior, through its consultation with and monitoring of the Corporation’s management, its Internal Audit Department and the independent public accountants. The Audit Committee assists the Board of Directors in fulfilling its general oversight responsibilities to achieve reliability and integrity in:

•      The financial reports and other financial information provided by the Corporation to the public, its shareholders and others;

•      Management’s process for ensuring compliance with legal and regulatory requirements that affect the Corporation’s financial reports and other financial information;

•      The Corporation’s systems of disclosure controls and internal controls over its accounting and financial reporting processes; and

•      The auditing process, including the independence and performance of the Corporation’s Internal Audit Department and the independent public accountants.

The Audit Committee’s primary duties and responsibilities are to:

• Serve as an independent and objective party to monitor the Corporation’s accounting and financial reporting process, disclosure controls and internal control system;

• Appoint a firm of qualified, independent public accountants to audit the accounts of the Corporation and its subsidiaries and review and appraise the procedures and results of such audits;

• Monitor and appraise the performance of the Internal Audit Department and take appropriate action to address matters brought to the Audit Committee’s attention by the Internal Audit Department;

• Provide an open avenue of communication among the independent public accountants, the Corporation’s financial and senior management, the Internal Audit Department and the Board of Directors; and

• Investigate any matters within the Audit Committee’s scope of responsibilities and report periodically to the Board of Directors on significant results from its activities.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. Composition	The members of the Audit Committee shall be elected by the Board of Directors, as provided in the Bylaws. The Chairman of the Audit Committee shall also be elected by the Board of Directors.

The Audit Committee shall be comprised of three or more independent directors. The independence of each Audit Committee member shall be determined by the Board of Directors in accordance with all applicable laws, regulations and rules, including applicable listing standards.

All members of the Audit Committee must be able to read, understand and analyze fundamental financial statements of the Corporation, including the Corporation’s balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board of Directors in accordance with all applicable laws, regulations and rules.

III. Meetings	In accordance with the Bylaws, the Audit Committee shall meet at least four times annually, and shall meet more frequently as circumstances dictate.

All members of the Audit Committee are expected to attend each meeting in person or via tele- or video-conference. Meeting agendas will be provided in advance of each meeting, along with other appropriate briefing materials. Minutes of each meeting will be distributed to the members for review and approval.

The Audit Committee will meet, separately, at least quarterly with the Director of the Internal Audit Department and the independent public accountants, and management as needed, to discuss any matters that the Audit Committee and each of these groups believe should be discussed.

As it may deem appropriate in connection with carrying out its responsibilities, the Audit Committee may request any officer or employee of the Corporation, the Corporation’s outside counsel or the independent public accountants to attend a meeting of the Audit Committee, or to meet with any member of the Audit Committee or its legal, accounting or other advisors.

IV. Responsibilities and Duties	To fulfill its responsibilities and duties the Audit Committee shall:

Review of Documents and Reports

1.      Review and discuss with financial management and the independent public accountants the annual earnings announcement prior to its release, and the Corporation’s annual financial statements and the Form 10-K prior to its filing. Discuss with management the certifications of the Form 10-K by the Chief Executive Officer and Chief Financial Officer.

2.      Review and discuss with financial management and the independent public accountants each quarterly earnings announcement prior to its release and each Form l0-Q prior to its filing. Discuss with management the certifications of the Form 10-Q by the Chief Executive Officer and Chief Financial Officer.

3. Review and discuss as appropriate any other financial reports or financial information brought before the Audit Committee at the discretion of the Chairman of the Audit Committee.

4. Review all internal audit reports to management prepared by the Internal Audit Department and management’s responses to these reports.

5.      Review all reports from the independent public accountants that include critical accounting policies and alternative treatments of financial information, as well as all material written communications, such as management letters or schedule of unadjusted differences, between the independent public accountants and the Corporation.

Independent Public Accountants

6. Annually select, evaluate the performance of and, where appropriate, replace the independent public accountants.

7. Emphasize that the independent public accountants are accountable solely to the Audit Committee, as representatives of the Board of Directors.

8. Establish policies and procedures for the approval in advance of all audit, review and attest engagements and the compensation of the independent public accountants.

9.      Establish policies and procedures for the approval in advance of the terms of all permissible non-audit related services to be provided by the independent public accountants; consider whether the independent public accountants’ performance of permissible non-audit services is compatible with the independence of the independent public accountants.

10.    Evaluate at least annually the independence from the Corporation of the independent public accountants, including a review of the following:

(a) a written report prepared by the independent public accountants regarding the independent public accountants’ internal control procedures and any material issues raised within the past five years by internal quality-control reviews, peer reviews or inquiries or investigations of governmental or professional authorities relating to independent audits conducted by the independent public accountants, and the steps taken to address such issues;

(b) the compensation policies of the independent public accountants with respect to the Corporation’s engagement partner regarding the sale of engagements to the Corporation of non-audit related services;

(c) a written statement from the independent accountants setting forth all relationships the independent public accountants have with the Corporation, including permitted non-audit services provided by the independent public accountants, consistent with Independence Standards Board Statement No. 1 and discussing with the independent public accountants all relationships and services by or between the independent public accountants and the Corporation that may impact the objectivity and independence of the independent public accountants; and

(d) all services rendered by the independent public accountants to the Corporation’s directors and officers (as that term is defined under Rule 16a-1 under the Securities Exchange Act of 1934).

11.    Provide for the rotation of the lead audit partner and the reviewing partner at least every five (5) years and any other partner involved in the engagement by the Corporation at least every seven (7) years as required by applicable laws, regulations and rules.

12. Review policies for the hiring of employees or former employees of the Corporation’s independent public accountants.

13.    Before commencement of the annual financial statement audit, meet jointly and/or separately with the chief financial officer of the Corporation and the independent public accountants to:

(a) discuss the evaluation by management and the independent public accountants of the adequacy and effectiveness of the accounting and financial reporting procedures and internal control over financial reporting of the Corporation and its subsidiaries;

(b) approve the overall scope of the audit, staffing requirements and the fees to be charged; and

(c) inquire and discuss recent Financial Accounting Standards Board, Public Company Accounting Oversight Board, Securities and Exchange Commission (“SEC”) or other regulatory agency pronouncements, if any, which might affect the Corporation’s financial statements or internal control over financial reporting.

14.    At the conclusion of the audit, meet jointly and/or separately with the chief financial officer and the independent public accountants to discuss:

(a) the quality and clarity of the audited financial statements of the Corporation, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

(b) the result of the audit and any problems or difficulties encountered in completing the audit;

(c) any significant recommendations by the independent public accountants for improvement of accounting systems and internal control over financial reporting of the Corporation; and

(d) the quality and depth of staffing in the accounting, financial and internal audit departments of the Corporation.

15. Investigate any matters brought to the Audit Committee’s attention and resolve disagreements between the independent public accountants and the Corporation.

Internal Auditors

16. Maintain regular and open communications with the Internal Audit Department and provide consultation when necessary.

17. Oversee the independence and the objectivity of the Internal Audit Department.

18.    Review the activities, budget, organizational structure, staffing, charter, qualifications and compensation of the Internal Audit Department, including hiring, replacing and retaining the Director of the Internal Audit Department.

Financial Reporting Process

19. Discuss with the independent public accountants and the Internal Audit Department the integrity of the organization’s financial reporting processes.

20. Consider the independent public accountants’ judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

21.    Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent public accountants, management or the Internal Audit Department.

22.    Review any reportable events required by auditing standards including any material weaknesses or significant deficiencies in internal control over financial reporting, disagreements among management and the independent public accountants or the Internal Audit Department in connection with the preparation of the financial statements.

23. Obtain reports from management, the Director of the Internal Audit Department and legal counsel that the Corporation’s subsidiaries are in conformity with applicable legal requirements.

24.    Review with the Corporation’s legal counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental authorities.

Additional Responsibilities and Duties

25. Have the authority and funding from the Corporation to retain special legal, accounting or other consultants to advise the Audit Committee in the performance of its responsibilities.

26. Meet periodically with management to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

27.    Establish and monitor procedures for:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters; and

(b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

28. Regularly report to the Board of Directors regarding the Audit Committee’s activities, the issues it has addressed and its related recommendations.

29. Assess the adequacy of this charter at least annually, and recommend any appropriate changes to the Board of Directors.

30. Annually review the Audit Committee’s own performance, and confirm whether its responsibilities as outlined in this charter have been carried out.

31. Prepare the report required by the rules and regulations of the SEC to be included in the Corporation’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth above, it is the duty of management, the Internal Audit Department and the independent public accountants, not the Audit Committee, to plan and conduct audits and confirm that the Corporation’s financial statements are complete, accurate and in compliance with generally accepted accounting principles in all material respects.

******

Exhibit B

PSS WORLD MEDICAL, INC.

2006 INCENTIVE PLAN

PSS WORLD MEDICAL, INC.

2006 INCENTIVE PLAN

ARTICLE 1	PURPOSE	B-1
1.1	General	B-1

ARTICLE 2	DEFINITIONS	B-1
2.1	Definitions	B-1

ARTICLE 3	EFFECTIVE TERM OF PLAN	B-5
3.1	Effective Date	B-5
3.2	Term of Plan	B-5

ARTICLE 4	ADMINISTRATION	B-5
4.1	Committee	B-5
4.2	Actions and Interpretations by the Committee	B-6
4.3	Authority of Committee	B-6
4.4	Award Certificates	B-7

ARTICLE 5	SHARES SUBJECT TO THE PLAN	B-7
5.1	Number of Shares	B-7
5.2	Share Counting	B-7
5.3	Stock Distributed	B-8
5.4	Limitation on Individual Awards	B-8
5.5	Minimum Vesting Requirements	B-8

ARTICLE 6	ELIGIBILITY	B-8
6.1	General	B-8

ARTICLE 7	STOCK OPTIONS	B-8
7.1	General	B-8
7.2	Incentive Stock Options	B-9

ARTICLE 8	STOCK APPRECIATION RIGHTS	B-9
8.1	Grant of Stock Appreciation Rights	B-9

ARTICLE 9	PERFORMANCE AWARDS	B-9
9.1	Grant of Performance Awards	B-9
9.2	Performance Goals	B-9
9.3	Right to Payment	B-10
9.4	Other Terms	B-10

ARTICLE 10	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	B-10
10.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	B-10
10.2	Issuance and Restrictions	B-10
10.3	Forfeiture	B-11
10.4	Delivery of Restricted Stock	B-11

ARTICLE 11	QUALIFIED STOCK-BASED AWARDS	B-11
11.1	Options and Stock Appreciation Rights	B-11
11.2	Other Awards	B-11
11.3	Performance Goals	B-12
11.4	Inclusions and Exclusions from Performance Criteria	B-12
11.5	Certification of Performance Goals	B-12
11.6	Award Limits	B-12

ARTICLE 12	DIVIDEND EQUIVALENTS	B-13
12.1	Grant of Dividend Equivalents	B-13

B-i

ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	B-13
13.1	Grant of Stock or Other Stock-Based Awards	B-13

ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	B-13
14.1	Term of Awards	B-13
14.2	Form of Payment of Awards	B-13
14.3	Limits on Transfer	B-13
14.4	Beneficiaries	B-13
14.5	Stock Certificates	B-14
14.6	Acceleration upon Death, Disability or Retirement	B-14
14.7	Effect of a Change in Control	B-14
14.8	Acceleration for Any Other Reason	B-14
14.9	Effect of Acceleration	B-15
14.10	Termination of Employment	B-15
14.11	Substitute Awards	B-15
14.12	Forfeiture Events	B-15

ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	B-15
15.1	General	B-15

ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	B-16
16.1	Amendment, Modification and Termination	B-16
16.2	Awards Previously Granted	B-16

ARTICLE 17	GENERAL PROVISIONS	B-17
17.1	No Rights to Awards; Non-Uniform Determinations	B-17
17.2	No Shareholder Rights	B-17
17.3	Withholding	B-17
17.4	Special Provisions Related to Section 409A of the Code.	B-17
17.5	No Right to Continued Service	B-17
17.6	Unfunded Status of Awards	B-18
17.7	Relationship to Other Benefits	B-18
17.8	Expenses	B-18
17.9	Titles and Headings	B-18
17.10	Gender and Number	B-18
17.11	Fractional Shares	B-18
17.12	Government and Other Regulations	B-18
17.13	Governing Law	B-19
17.14	Additional Provisions	B-19
17.15	No Limitations on Rights of Company	B-19
17.16	Indemnification	B-19

B-ii

PSS WORLD MEDICAL, INC.

2006 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL.     The purpose of the PSS World Medical, Inc. 2006 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of PSS World Medical, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS.     When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of either (a) 25% or more of the then outstanding shares of Common Stock of the Company (“Company Common Stock”), or (b) securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or any corporation controlled by the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (3) of this definition); or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(3) Consummation of a reorganization, merger or consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a corporation controlled by the Company, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition by the Company of assets or stock of another corporation (any of such transactions, a “Business Transaction”), unless immediately following such Business Transaction, all of the following are true: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Transaction of the outstanding Company Common Stock and outstanding Company Voting Securities, as the case may be, and (b) no Person (other than (i) the Company or any subsidiary of the Company, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) beneficially owns, directly or indirectly, 25% or more of the total Common Stock of the Surviving Corporation or 25% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Surviving Corporation, except to the extent that such ownership existed prior to the Business Transaction, and (c) at least a majority of the members of the board of directors of the Surviving Corporation were members of the Incumbent Board at the time of the Board approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction which satisfies all of the criteria specified in (a), (b) and (c) above shall be deemed to be a “Non-Qualifying Transaction”).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means PSS World Medical, Inc., a Florida corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(i) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(m) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq Stock Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(t) “Good Reason” has the meaning assigned such term in an employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, which relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity, which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ee) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ff) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(gg) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(hh) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ii) “Plan” means the PSS World Medical, Inc. 2006 Incentive Plan, as amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(pp) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(qq) “Stock” means the $0.20 par value Common Stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(rr) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ss) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(tt) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(uu) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN.     The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent

Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines, and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability, or lapse of restrictions of any outstanding Award in accordance with Article 11 or 14;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt, or revise any rules, regulations, guidelines, or procedures, as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program, or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4. AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 2,000,000 Shares, plus (ii) the number of Shares remaining available for issuance under the Company’s amended and restated 1999 Long-Term Incentive Plan and 1999 Broad-Based Employee Stock Plan (the “Prior Plans”) but not subject to outstanding awards as of the Effective Date, plus (iii) a number of additional Shares underlying awards outstanding as of the Effective Date under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason after the Effective Date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

5.2. SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of

Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) Substitute Awards granted pursuant to Section 14.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON INDIVIDUAL AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1): (i) the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one 12-month period under the Plan to any one Participant is 600,000; (ii) the maximum aggregate grant with respect to performance-based Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one 12-month period to any one Participant is 300,000; and (iii) the aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one 12-month period under the Plan is $4,000,000.

5.5. MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 14.6 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including net share settlements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM.    In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS.    The committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.

(b) RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(c) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(d) EXERCISE TERM.    In no event may any Stock Appreciation Right be exercisable for more than ten years from the Grant Date.

(e) OTHER TERMS.    All Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3. RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS.    Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units.

10.3. FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units. Awards of Deferred Stock Units shall be fully vested at the time of grant and shall not be subject to forfeiture.

10.4. DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

11.2. OTHER AWARDS.    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Safety standards

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will exclude any of the following that occur during the performance period: the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, or the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS.    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants with respect to Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2. FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.3. LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES.    Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed.

14.5. STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death, Disability or Retirement, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL.    Unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the occurrence of a Change in Control (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on all outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and, subject to Section 17.4, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 11.3 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. EFFECT OF ACCELERATION.    If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.10. TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.11. SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.12. FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. GENERAL.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. NO SHAREHOLDER RIGHTS.    No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for taxes if the surrender of Shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

17.5. NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the

Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7. RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. TITLES AND HEADINGS.     The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Florida.

17.14. ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16. INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

***************

The foregoing is hereby acknowledged as being the PSS World Medical, Inc. 2006 Incentive Plan as adopted by the Board on                     , 2006 and by the shareholders on                     , 2006.

PSS WORLD MEDICAL, INC.

By:

Its:

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of the Annual Meeting of Shareholders and the Proxy Statement, dated July 25, 2006, hereby appoints David A. Smith and Clark A. Johnson as proxies (together “Proxies”), each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all shares of Common Stock of PSS World Medical, Inc. (the “Company”) held of record by the undersigned on June 16, 2006, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, August 24, 2006 at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256 and at any adjournments or postponements thereof.

1. ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

T. O’Neal Douglas and Clark A. Johnson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2. APPROVAL OF THE 2006 INCENTIVE PLAN

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED ABOVE.

Please sign exactly as name appears on this Proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, an authorized person should sign in the full corporate name. If signing as a partnership, an authorized person should sign in the full partnership name.

Dated:                     , 2006

Signature

Signature

Title(s)

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person